exhibit j(2)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into the Prospectuses and Statement of Additional Information in Post-Effective Amendment No. 68 to the Registration Statement on Form N-1A of Fidelity Destiny Portfolios: Destiny I and Destiny II of our report dated November 12, 1998 on the financial statements and financial highlights included in the Annual Report to Shareholders of Destiny I and Destiny II.

We further consent to the reference to our Firm under the heading
"Financial Highlights" in the Prospectuses.

                                        /s/PricewaterhouseCoopers LLP
                                        PricewaterhouseCoopers LLP

Boston, Massachusetts
November 22, 1999